Page 1 of2 POWER OF ATTORNEY The undersigned Principal hereby constitutes and appoints Jonathan Richard Nahhat, Agent, the undersigned's true and lawful attorney-in-fact to: (l) Execute for and on behalfofthe undersigned, in the undersigned's capacity as a Section 16 filer of Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), Forms 3,4 and 5 (and any successor or superseding forms) in accordance with Section l6(a) ofthe Securities Exchange Act of I 934 and the rules thereunder; (2) Do and perform any and all acts for and on behalfofthe undersigned that may be necessary or desirable to complete and to execute any such Form 3, 4 or 5 (and any successor or superseding forms) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and Take any other action ofany type whatsoever in connection with the foregoing paragraphs 1 & 2 which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf ofthe undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attomey-in-fact's discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise ofthe rights and powers herein granted specifically with regard to the acts necessary or desirable as referenced in the above paragraphs 1,2 8. 3 , as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby rati$ing and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attornei' and the rights and po\ùers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of I 934 and the rules thereunder. This Power of Attorney shall remain in full force and effect, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. S WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2025 PRINCIP NOTARY OF PRINCIPAL'S SIGNATURE By Name of N Applicant Westwood Holdings Group, Inc. Notary Signature and Seal Placed Here (3) ffi Jill Meyer My Cornnlr¡lon ExÞlrrr Notåry 1Dt32931274 I ISIGNATURES CONTINUE ON THE NEXT PAGEI

Page2 of2 AGENT By POA from Randy A. Bowman Director, Senior Legal Counsel Westwood Holdings Group, Inc.